UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Bally’s Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Westminster Street

Providence, Rhode Island 02903

(Address of principal executive offices and zip code)

(401) 475-8474

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	BALY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities.

On April 20, 2021, Bally’s Corporation (“Bally’s) issued to affiliates of Sinclair Broadcast Group, Inc. (“Sinclair”) a warrant to purchase 909,090 common shares for an aggregate purchase price of $50 million, the same price per share as the public offering price in Bally’s common stock public offering ($55.00 per share). The net proceeds will be used to finance a portion of the purchase price in Bally’s proposed combination with Gamesys Group plc (“Gamesys”).

The exercise price of the warrant is nominal, and its exercise is subject to, among other conditions, requisite gaming authority approvals. Sinclair agreed not to acquire more than 4.9% of Bally’s outstanding common shares without such approvals. In addition, in accordance with the agreements that Bally’s and Sinclair entered into in November 2020, Sinclair is exchanging 2.1 million common shares for substantially identical warrants.

The securities were issued in private placement transactions pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 8.01	Other Events.

On April 20, 2021, Bally’s announced the completion of its underwritten public offering of common stock. Bally’s issued a total of 12.65 million shares of common stock in the offering, which included 1.65 million common shares pursuant to the full exercise of the underwriters’ over-allotment option.

As previously announced, Premier Entertainment Sub, LLC, an indirect wholly owned subsidiary of Bally’s (“Premier Entertainment”), arranged bridge term loan facilities of up to $1,984.0 million (based on an exchange rate of $1.38:GBP1.00) in connection with the proposed Gamesys combination.  On April 20, 2021, Premier Entertainment escrowed $583.0 million (based on the same exchange rate) of the net proceeds of the offering, reducing the bridge commitment by that amount.

Bally’s is filing the following exhibits to its Registration Statement on Form S-3 (Registration No. 333-254448) in connection with the offering:

•	Underwriting Agreement, dated April 15, 2021, among Bally’s and Deutsche Bank Securities, Inc., Goldman Sachs and Co. LLC and Barclays Capital Inc., acting as representatives of the several underwriters named therein;

•	Opinion of Jones Day; and

•	Consent of Jones Day (included in Exhibit 5.1).

A copy of the offering press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated April 15, 2021, among Bally’s and Deutsche Bank Securities, Inc., Goldman Sachs and Co. LLC and Barclays Capital Inc., acting as representatives of the several underwriters named therein

5.1	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Press release, dated April 20, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: April 20, 2021	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer